AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of July 1, 2017, to the Fund Administration Servicing Agreement, dated as of February 21, 2013, as amended (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware statutory trust, (the “Trust”) on behalf of its series named in Exhibit A hereto, (each a “Fund”, and collectively the “Funds”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and USBFS desire to amend the fees of the Agreement; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	U.S. BANCORP FUND SERVICES, LLC
By: /s/ John P. Buckel	By: /s/ Michael L. Ceccato
Printed Name: John P. Buckel	Printed Name: Michael L. Ceccato
Title: President	Title: Senior Vice President

Exhibit A
to the
Fund Administration Servicing Agreement Trust for Professional Managers - Dearborn

Fund Names

Name of Series	Date Added
Dearborn Partners Rising Dividend Fund	on or after February 21, 2013

Exhibit B to the Trust for Professional Managers Fund Administration Servicing
Agreement – Dearborn

FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE at July 1, 2017

Annual Fee Based Upon Average Net Assets Per Fund*
__basis points on the first $__ million
__basis points on the next __ million
__basis points on the balance
Minimum annual fee:  $__per fund

▪ Additional fee of $__ for each additional class

(additional class CUSIP charges are waived for first six months or until assets reach $__, whichever is sooner)
Services Included in Annual Fee Per Fund
▪ Daily Performance Reporting
▪ USBFS Legal Administration (e.g., registration statement update)

Corporate Action and Factor Services (security paydown)
▪ $__ per Foreign Equity Security per Month
▪ $__ per Domestic Equity Security per Month
▪ $__ per CMOs, Asset Backed, Mortgage Backed Security per Month

Third Party Administrative Data Charges (descriptive data for each security)
▪ $__per security per month for fund administrative data

Chief Compliance Officer Annual Fees (Per Advisor Relationship/Fund)*
▪ $__for the first fund (subject to Board approval)

Out-Of-Pocket Expenses
Including but not limited to corporate action services, fair value pricing services, factor services, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, etc), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.
Additional Services
Available but not included above are the following services – additional legal administration (e.g., subsequent new fund launch), daily compliance testing (Charles River), Section 15(c) reporting, equity attribution, electronic Board book portal (BookMark), and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Exhibit B (continued) to the Trust for Professional Managers
Fund Administration Servicing Agreement – Dearborn

FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at July, 2017

Additional Legal Administration Services
▪ Subsequent new fund launch – $__ /project
▪ Subsequent new share class launch – $__ /project
▪ Multi-managed funds – as negotiated based upon specific requirements
▪ Proxy – as negotiated based upon specific requirements

Daily Compliance Services (Charles River)
▪ Base fee – $__ /fund per year
▪ Setup – $__ /fund group
▪ Data Feed  – $__ /security per month

Section 15(c) Reporting
▪ $__ /fund per report – first class
▪ $__ /additional class report
Equity Attribution (Morningstar Direct)
▪ Fees are dependent upon portfolio makeup

BookMark Electronic Board Book Portal
▪ USBFS will establish a central, secure portal for Board materials using a unique client board URL.
▪ Your Fund Administrator will load/maintain all fund board book data for the main fund board meetings and meetings.
▪ Features password-protected, encrypted servers with automatic failover.
▪ Training and ongoing system support.
▪ Accessible from your smart phone or iPad.
▪ Allows multiple users to access materials concurrently.
▪ Searchable archive.
▪ Ability to make personal comments.
Annual Fee
▪ 0 - 10 users - $__ (includes 3 GB of storage)
▪ 10 - 20 users - $__
▪ 20 - 30 users - $__
▪ 30 - 40 users - $__
Additional storage:
▪ 3 GB included in annual charge
▪ $__ for each additional 5 GB of storage
Daily Pre- and Post-Tax Fund (INCLUDED IN ANNUAL FEE) and/or Sub-Advisor Performance Reporting
▪ Performance Service – $__ /CUSIP per month
▪ Setup – $__ /CUSIP
▪ Conversion – quoted separately
FTP Delivery – $__ setup /FTP site

Advisor’s signature below acknowledges approval of the fee schedules above on this Exhibit B.

By:  Dearborn Partners, LLC

Name: ________________________________

Title: __________________________________ Date: ________________________________